Exhibit 99.1

    TransDigm Response to Meggitt PLC Announcement

Cleveland, Ohio, August 11, 2021/PRNewswire/ -- This press release is being issued in response to the announcement from Meggitt PLC regarding TransDigm’s approach to Meggitt for a possible acquisition. The below press release was made in accordance with Rule 2.4 of the City Code on Takeovers and Mergers.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE. THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE NOR AS TO THE TERMS ON WHICH ANY FIRM OFFER MIGHT BE MADE
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE

August 11th, 2021
TransDigm Group Incorporated

Response to Meggitt Announcement

TransDigm Group Incorporated (“TransDigm”) notes the recent announcement from Meggitt PLC (“Meggitt”) and confirms that TransDigm made an approach to Meggitt regarding a possible acquisition of the entire issued and to be issued share capital of Meggitt for cash consideration.
There can be no certainty that an offer will be made, nor as to the terms on which any such offer might be made. TransDigm reserves the right to introduce other forms of consideration and / or vary the mix or composition of consideration of any offer.

In accordance with Paragraph 4(c) of Appendix 7 of the Code, the Panel will announce the deadline by which TransDigm must clarify its intentions in relation to Meggitt.

A further announcement will be made as appropriate.

Enquiries:

TransDigm Group Incorporated	Tel: +1 216 706 2945
Jaimie Stemen, Investor Relations

J.P. Morgan Cazenove
Jason Spindel / John Herrold	Tel: +1 212 270 6000
Robert Constant / Richard Perelman / Celia Murray	Tel: +44 (0) 20 7742 4000

Disclaimer

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise.

The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised in the United Kingdom by the Prudential Regulation Authority (the “PRA”) and regulated by the PRA and the Financial Conduct Authority. J.P. Morgan Cazenove is acting as financial adviser exclusively for TransDigm and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than TransDigm for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in relation to any matter referred to herein.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at
www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Website

A copy of this announcement will be made available, subject to certain restrictions relating to persons resident in restricted jurisdictions, on TransDigm’s website at www.transdigm.com by no later than 12 noon (London time) on the business day following the date of this announcement. The content of this website is not incorporated into and does not form part of this announcement.

Forward-Looking Statements

The statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the possible combination will not be pursued; the failure to satisfy the conditions of a possible combination if and when implemented (including approvals or clearances from regulatory or other agencies or bodies) on a timely basis or at all; the inability of the combined entity to realize successfully any anticipated synergy benefits when (and if) the possible combination is implemented; the inability of the combined entity to integrate successfully when (and if) a combination is implemented; and the combined entity incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the possible combination when (and if) it is implemented. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.